Exhibit 3.3

Authorisation Code : 471186326784 www.verify.gov.ky 10 August 2020 WC-364940 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Given under my hand and Seal at George Town in the Island of Grand Cayman this 10th day of August Two Thousand Twenty An Authorised Officer, Registry of Companies, having by Special resolution dated 10th day of August Two Thousand Twenty changed its name, is now incorporated under name of Cayman Islands. Oaktree Acquisition Corp II. Oaktree Acquisition Corp. II